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                                  EXHIBIT 21.1

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                         SUBSIDIARIES OF THE REGISTRANT

1. RBMG, Inc. (f/k/a Intercounty Mortgage, Inc.) a wholly-owned subsidiary of the Registrant, was formed by the Registrant in January 1995 and is incorporated in the state of Delaware.

2. Meritage Mortgage Corporation, a wholly-owned subsidiary of the Registrant, was acquired by the Registrant in April 1997 and is incorporated in the state of Oregon.

3. Resource Bancshares Corporation, a wholly-owned subsidiary of the Registrant was acquired by the Registrant in December 1997 and is incorporated in the state of South Carolina.

4. Laureate Capital Corp. (f/k/a Laureate Realty Services, Inc.) a wholly-owned subsidiary of Laureate Holdings, Inc., was acquired by the Registrant in December 1997 and is incorporated in the state of South Carolina.

5. Laureate Holdings, Inc. (f/k/a Laureate Capital Corp.), a wholly-owned subsidiary of Resource Bancshares Corporation, was acquired by the Registrant in December 1997 and is incorporated in the state of Delaware.

6. RBMG Asset Management Company, Inc., a wholly-owned subsidiary of the Registrant, was formed by the Registrant in November 1997 and is incorporated in the state of Nevada.

7. RBMG Funding Co., Inc., a wholly-owned subsidiary of RBMG Asset Management Company, Inc., was formed by RBMG Asset Management, Inc. in September 1997 and is incorporated in the state of Nevada.

8. TFP Funding, Inc., a wholly-owned subsidiary of Resource Bancshares Corporation, was acquired by the Registrant in December 1997 and is incorporated in the state of Delaware.

9. TFP Funding III, Inc., a wholly-owned subsidiary of Resource Bancshares Corporation was formed by Resource Bancshares Corporation in June 1998 and is incorporated in the state of Delaware.

10. MG Reinsurance Company, a wholly-owned subsidiary of the Registrant, was formed by the Registrant in November 1998 and is incorporated in the state of Vermont.